CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-88442, 33-99196, 33-94974, 333-65799, 333-36159,
333-82418 and 333-82416) and on Form S-3 (File Nos. 333-90017, 333-76614,
333-92174 and 333-102334) of Data Systems & Software Inc. of our report dated March 31, 2004, relating to the financial statement of Data Systems & Software Inc. a, which appears in this Annual Report on Form 10-K.

/s/ Kesselman & Kesselman
Tel Aviv, Israel
March 31, 2004